EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 15, 2005 relating to the consolidated financial statements and financial statement schedule which appears in Smith & Wesson Holding Corporation’s Annual Report on Form 10-K for the year ended April 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Hartford, Connecticut
September 30, 2005